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                                                                  Exhibit 10.9


                              ACQUISITION AGREEMENT


        THIS ACQUISITION AGREEMENT (this "AGREEMENT") is dated as of February 24, 1999, by and between POSITIVE ASSET REMARKETING, INC., a Massachusetts corporation ("PAR") and WORLD WIDE WEB NETWORX CORPORATION, a Delaware corporation ("WWWX").

                                    RECITALS


        A. PAR holds certain rights to proprietary information including a proprietary banking and trade operation that establishes definitive on-line electronic trading and banking functions utilizing cash, trade credits and/or a combination of cash and trade credits as methods OF payment (THE ATM CENTER), as well as proven methodologies for the utilization of the on-line electronic trading and banking functions in both a general commercial application over the Internet and within a closed corporate environment over an Intranet.

        B. PAR desires to transfer 100% of its interest in the ATM Center to WWWX, and WWWX desires to acquire the ATM Center, on the terms and SUBJECT TO the conditions set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency OF which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. PURCHASE AND SALE

         1.1 AGREEMENT TO SELL. At the Closing (hereinafter defined), PAR shall sell, grant, convey, transfer, assign and deliver to WWWX, upon the terms and subject to the conditions of this Agreement, free and clear of all liens, encumbrances and charges of any kind, 100% of Par's interest in the ATM Center. As used herein, the "ATM Center" shall include all of Par's right, title and interest in and to the ATM Center, whether tangible, intangible, real, personal or mixed, wherever located, including but not limited to diagrams, flow charts, conceptual and methodological presentations, trade secrets, customer lists, goodwill, intellectual property, contracts, books and records, telephone numbers, licenses, permits, software, hardware and disks, data files (whether on disks or other media), logos, trademarks, trade-names, marketing know-how and materials, technology and technical know-how.

         1.2 AGREEMENT TO PURCHASE. At the Closing, WWWX shall acquire from PAR, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of PAR in this Agreement and in any Exhibits and Schedules attached hereto, the ATM Center and, as consideration therefor, shall pay to PAR the Purchase Price (hereinafter defined).


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         SECTION 2. PURCHASE PRICE; NO ASSUMPTION OF LIABILITIES

         2.1 PURCHASE PRICE. In consideration for the ATM Center and the Non-Competition Agreement set forth below (the "PURCHASE PRICE"), WWWX shall issue and deliver to PAR the sum of Seven Hundred and Fifty Thousand Dollars ($750,000.00) and Three Million Five Hundred Thousand (3,500,000) fully paid and non-assessable shares of the common stock of WWWX (the "WWWX Stock"), which shares are being issued in a private placement subject to all applicable Federal and State securities laws, regulations and restrictions, and shall bear a legend to that effect.

         2.2 NO ASSUMPTION OF LIABILITIES. WWWX is not assuming or agreeing to pay or discharge any of the liabilities and obligations of PAR, whether or not associated with or arising out of the Business, and nothing in this Agreement or otherwise shall be construed to the contrary. All such liabilities and obligations whether known or unknown, direct or contingent, in litigation or threatened or not yet asserted with respect to any aspect of the Business or otherwise are and shall remain the responsibility of PAR. Without limiting the generality of the foregoing, PAR shall remain specifically responsible for (a) any liabilities with respect to any Taxes (as herein defined), (b) any obligation for my employee grievance pending at the Closing Date or accruing prior to the Closing Date, (c) my obligation with respect to any litigation accruing or arising prior to the Closing Date, and (d) any obligations for trade accounts payable owed on the Closing Date. Further, in no event shall WWWX assume or incur any liability or obligation with respect to any Taxes payable by PAR incident to or arising as a consequence of the consummation by PAR of this Agreement or any cost or expense incurred by PAR incident to or arising as a consequence of such consummation of the negotiations in connection with this Agreement.

         SECTION 3. CLOSING; TRANSFER PROCEDURES

         3.1 CLOSING. The closing of the sale and purchase of the ATM Center (the "CLOSING") shall be held at 10 a.m., local time, on February 29, 1999 (the "CLOSING DATE") at the offices of WWWX, or on such other date and at such other time or place as the parties may agree in writing.

         3.2 TRANSFER OF THE PURCHASED ASSETS. At the Closing, PAR shall deliver to WWWX such bills of sale, endorsements, stock certificates, assignments and instruments of conveyance and transfer, in form and substance reasonably satisfactory to WWWX, as shall be reasonably required to vest in WWWX all of PAR's right, title and interest in and to the ATM Center free and clear of all liens and encumbrances as provided in Section 3.4.

         3.3 PURCHASE PRICE. At the Closing, WWWX shall deliver to PAR the WWWX Stock, in accordance with Section 2 hereof

         3.4 RELEASE OF LIENS. At or prior to the Closing, PAR shall deliver all necessary releases of liens and Uniform Commercial Code termination statements in forms reasonably acceptable to counsel for WWWX so that PAR's title to the ATM Center is free and clear of all liens and encumbrances or as of the Closing will be.
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         SECTION 4. REPRESENTATIONS AND WARRANTIES OF PAR AND THE SHAREHOLDERS

         PAR hereby represents and warrants to WWWX, intending for WWWX to rely hereon, as follows

         4.1 ORGANIZATION AND GOOD STANDING. PAR is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. PAR owns the ATM Center free and clear of any liens, encumbrances or other rights of third parties. PAR has no knowledge of any default or claimed or alleged default, or state of facts which with notice or lapse of time or both, would constitute a default, in any obligation of PAR or of any other party to be performed thereunder.

         4.2 FINANCIAL CONDITION. PAR has delivered to WWWX an overall business plan with financial projections for the ATM Center business (the "PLAN"). The Plan represents line and complete lists of the assets and liabilities of PAR pertaining to the ATM Center, on the date hereof and as anticipated to exist at the Closing, and together present fairly the financial condition, results of operations, business, properties, assets, liabilities and future prospects of the ATM Center Business as of the dates thereof and for the periods indicated therein, there has been no material adverse change in the financial condition or future prospects of the ATM Center Business, and no fact is now known to PAR which materially adversely affects or in the future may materially adversely affect the financial condition or future prospects of the ATM Center Business.

         4.3 TITLE TO THE ATM CENTER. PAR owns outright, and has good and marketable title to, all of its assets, including without limitation the ATM Center and all related technical information and other intellectual property rights necessary to the conduct of the ATM Center Business (collectively, the "TECHNOLOGY"), free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever. In particular, and not in limitation of the foregoing:

                  (a) PAR has not received my notice of any claim of infringement or violation of any third party's copyrights, patents, trade secrets, trademarks or other proprietary tights relating to the ATM Center nor, to the knowledge of PAR, does any basis for any such claim of right or interest in the ATM Center or otherwise adverse to par's unqualified right to exclusively own and fully utilize the ATM Center exist;

                  (b) there are no pending or threatened suits, legal proceedings, claims or governmental investigations against or with respect to the ATM Center or my component thereof;

                  (c) there are no licenses, assignments, instruments of transfer, pledges, encumbrances or agreements that are currently outstanding or in effect whereby any interest in or to the ATM Center has been licensed, assigned, transferred, pledged or otherwise conveyed to any person or entity;



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                  (d) to the knowledge of PAR, neither the use and development of the ATM Center, nor the offer for sale, sale and use of services related to the ATM Center, infringes or will infringe upon any intellectual property right of my third party anywhere in the world;

                  (e) there are no outstanding agreements, confinements or encumbrances inconsistent with the provisions of this Agreement, whether made or entered into by the PAR or otherwise;

                  (f) to the knowledge of PAR, no information relating to the ATM Center has been disclosed in a manner as to become available to the public;

                  (g) PAR owns the entire worldwide right, title, and interest in and to all intellectual property tights in the ATM Center Business, including without limitation all potential copyrights in all commercial business flow and methodology programs and/or other works of authorship included in the ATM Center, all potential patent rights in and to any and all inventions included in the ATM Center, such patent rights including without limitation all patents and patent applications directed to such inventions and the right to file patent applications directed to such inventions, and all rights in the nature of trade secrets in the ATM Center Business.

         4.4 TAX MATTERS. PAR has filed or caused to be filed all Tax Returns (as defined herein) through the taxable year ended December 31, 1998 which are due and required to be filed and have paid or caused to be paid all Taxes due through the date hereof and any assessment of Taxes removed, except Taxes or assessments that are being contested in good faith and have been adequately reserved against. PAR has received no notice of, and to the knowledge of PAR there is no pending or threatened proceeding or claim by any governmental agency for assessment or collection of Taxes from PAR. All such Tax Returns have been prepared on the same basis as that of previous years and in accordance with all applicable laws, regulations and requirements, and accurately reflect the taxable income (or other measure of Tax) of PAR. PAR has satisfied all Federal, state, local and foreign withholding tax requirements including but not limited to income, social security and employment tax. There are no liens for Taxes on the ATM Center Business. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, "Tax" or "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Tax Returns" means all returns, reports, forms, declarations, claims for refunds or other information required to be filed or supplied to any person including a taxing authority in connection with Taxes (including, without limitation, information returns and declarations of estimated Tax). (Any reference to "filed" or "file" with respect to Taxes shall also be deemed to include "supplied" or "supply.")

         4.5 LITIGATION. Except as may be disclosed in Schedules attached hereto and incorporated herein:


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                  (a) there is no dispute, claim, action, suit, proceeding,
arbitration or governmental investigation, either administrative or judicial, pending, or to the knowledge of PAR threatened, against PAR, or the ATM Center Business; and

                  (b) PAR is not in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse change in the financial condition of PAR.

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. PAR has no liabilities or obligations accrued, absolute, contingent or otherwise, except as disclosed in the Financials or in this Agreement or any Exhibits or Schedules hereto or as incurred, consistent with past business practice, in the normal and ordinary course of the Business, and none of which is material and adverse. For purposes of this Agreement, material means any matter which could exceed $5,000.

         4.7 MATERIAL CONTRACTS. PAR represents and WWWX acknowledges that there are no existing contracts, agreements, commitments or obligations (a) with respect to the ATM Center Business, which involves the payment to or from PAR of amounts in excess of $5,000 per year, (b) any license, franchise or distribution agreement, which involves payments to or from PAR in excess of $5,000 per year, and (c) any lease of tangible personal property, which involves payments to or from PAR in excess of $5,000 per year,

         4.8 INTANGIBLE ASSETS. Schedule I sets forth a list of (a) all patents, copyrights, trade names, trademarks, service marks and names (registered or unregistered), and applications and registrations therefor, (b) all research, development and commercially practiced processes, trade secrets, know-how, inventions, and engineering and other technical information, (c) all computer programs, software and data bases owned by or licensed to the ATM Center Business, (d) all information, drawings, specifications, designs, plans, financial, marketing and business data and plans, other proprietary, confidential or intellectual information or property and all copies and embodiments thereof in whatever form or medium and (e) all customer and membership lists of the ATM Center Business (collectively, "INTANGIBLE ASSETS") as well as a list of all registrations thereof and pending applications therefor. Each of the Intangible Assets listed on such schedule as being owned by PAR is owned by PAR free and clear of any and all liens and encumbrances and, to the knowledge of PAR no other person or entity has any claim of ownership with respect thereto.

         4.9 COMPLIANCE WITH LAWS. PAR has complied with and is not in default under, or in violation of, any law, ordinance, rate, regulation or order (including, without limitation, any environmental, safety, employee benefit, health or price or wage control law, ordinance, role, regulation or order) applicable to the Business which materially adversely affect or, so far m PAR can now foresee, may in the future materially adversely affect, the ATM Center Business.

         4.10 AUTHORIZATION. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby have been duly authorized, including, with respect to PAR, by all necessary action of its Board of Directors, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by PAR constitutes a violation or breach of applicable law or any contract or instrument to which PAR is



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a party or by which it or they are bound, or any order, writ, injunction, decree or judgment applicable to it or them, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under my contract or instrument to which PAR is a party or by which it is bound, or conflicts with or violates my provision of the Articles of Incorporation or By-Laws of PAR. Without limiting the generality of the foregoing provisions, the execution and delivery by PAR of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation of acceleration under any applicable law, role or regulation, any agreement, instrument or policy to which PAR is a party or may be bound, (ii) result in my judgment, order, injunction, decree or ruling of any court or governmental authority to which PAR is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by PAR and constitutes the legal, valid and binding obligation of PAR enforceable in accordance with its terms.

         4.11 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of PAR or any of the Shareholders in connection with the execution and delivery by PAR of this Agreement, or the compliance by PAR with any of the provisions hereof

         4.12 INVESTMENT REPRESENTATIONS.

                  (a) the shares of WWWX Stock being acquired by PAR are intended to be and are being acquired solely for PAR's account without a view to the current distribution or resale thereof, and PAR does not have any contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any of such shares in any manner to any person or entity not involved in the Company;

                  (b) PAR will not sell, transfer or otherwise dispose of any of the shares of WWWX Stock being acquired by PAR, in any manner, unless at the time of such transfer: (i) a registration under the Securities Act of 1933, as amended (the "Securities Act") and under all other applicable securities laws is in effect with respect to the shares of the WWWX Stock to be sold, transferred or disposed of, and PAR complies with all of the requirements of the Securities Act and such other applicable securities laws with respect to the proposed transaction; or (ii) PAR has obtained and has provided to WWWX satisfactory evidence that the proposed sale, transfer or disposition does not require registration under the Securities Act or such other applicable securities laws;

                  (c) the shares of WWWX Stock being acquired by PAR have not been issued by WWWX pursuant to a registration under the Securities Act, and PAR must therefore hold such shares indefinitely unless a subsequent registration or exemption therefrom is available and is obtained. No federal or state agency has approved or disapproved the shares of WWWX Stock being acquired by PAR for investment or any other purpose. All of the shares of WWWX Stock being acquired by PAR have been issued and sold to PAR in reliance upon a specific exemption from the registration requirements of the Securities Act which depends, in part, upon the accuracy of PAK's representations, warranties and agreements set forth in this Agreement; and

                  (d) PAR is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

         4.13 DISCLOSURE. No representation or warranty by PAR in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing my untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF WWWX

         WWWX hereby represents and warrants to PAR, intending for PAR to rely hereon, as follows:

         5.1 ORGANIZATION AND GOOD STANDING. WWWX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 AUTHORIZATION. The execution and delivery of this Agreement and other actions contemplated hereby have been duly authorized by all necessary action of the Boards of Director and shareholders of WWWX, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by WWWX constitutes a violation or breach of applicable law or any contract or instrument to which WWWX is a party or is bound, or any order, writ, injunction, decree or judgment applicable to it, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which WWWX is a party or by which it is bound, or conflicts with or violates any provision of the Articles of Incorporation or By-Laws of WWWX. Without limiting the generality of the foregoing provisions, the execution and delivery by WWWX of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule or regulation, any agreement, instrument or policy to which WWWX is a party or may be bound, (ii) result in any judgment, order, injunction, decree or ruling of any court or governmental authority to which it is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with my court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by WWWX and constitutes the legal, valid and binding obligation of WWWX enforceable in accordance with its terms.

         5.3 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of WWWX in connection with the execution and delivery by WWWX of this Agreement, or the compliance by WWWX with any of the provisions hereof.

         5.4 DISCLOSURE. No representation or warranty by WWWX in this Agreement or in any other Exhibit, Schedule, fist, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.


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         SECTION 6. CONDUCT PENDING THE CLOSING

         PAR hereby covenants and agrees that, pending the Closing and except as otherwise approved in advance in writing by WWWX:

         6.1 CONDUCT of BUSINESS. PAR shall carry on and cause the ATM Center Business to carry on the development of its business diligently and substantially in the same manner as heretofore and refrain from any action that would result in the breach of any of the representations, warranties or covenants of PAR hereunder.

         6.2 ACCESS. WWWX and its authorized representatives shall have full access during normal business hours upon prior arrangement with PAR to all properties, books, records, contracts and documents of PAR relating to the ATM Center business, and PAR shall furnish or cause to be furnished to WWWX and its authorized representatives all information with respect to the Purchased Assets and ATM Center business as they may reasonably request.

         6.3 CONTRACTS AND COMMITMENTS. PAR shall not enter into my contract, commitment or transaction relating in any way to the ATM Center business, except in accordance with the ordinary course of business.

         6.4 SALE OF CAPITAL ASSETS. PAR will not sell or dispose of, or agree to sell or dispose of, any of the Purchased Assets, except in accordance with the ordinary course of business.

         6.5 LIABILITIES. PAR will not create any indebtedness or any other fixed or contingent liability relating in any way to the Business or the Purchased Assets, including, without limitation, liability as a guarantor or otherwise with respect to the obligations of others except for accounts payable in the ordinary course of business consistent with past practices.

         6.6 INSURANCE. Any present insurance insuring PAR, their respective employees or the ATM Center business wherever located, will be maintained by PAR in all respects.

         6.7 PRESERVATION OF ORGANIZATION AND EMPLOYEES. PAR will use its best efforts to preserve the Business intact, to keep available its key employees (if any), and to preserve the present relationships of PAR with my suppliers, customers, banks and others having business relations with them.

         6.8 NO DEFAULT. PAR shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment or obligation by which it is bound regarding the ATM Center Business.

         6.9 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, PAR shall have obtained all authorizations, waivers, consents and permits of others required to permit the consummation by PAR of the transactions contemplated by this Agreement or to remove any breach or threatened breach of any representation, warranty or agreement of PAR herein.


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         SECTION 7. CONDITIONS PRECEDENT TO WWWX'S OBLIGATIONS

         All obligations of WWWX under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by WWWX:

         7.1 REPRESENTATIONS AND WARRANTIES. PAR's representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing.

         7.2 PERFORMANCE OF AGREEMENTS. PAR shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it or them prior to or at the Closing, including without limitation PAR's obligation to deliver the Purchased Assets free and clear of liens and encumbrances in accordance with Section 3.4 hereof and the covenants set forth in Section 6 hereof.

         7.3 ADVERSE CHANGE. There shall not have been a material adverse change, occurrence or casualty, financial or otherwise, in PAR or the Purchased Assets, whether covered by insurance or not.

         7.4 CLOSING DELIVERIES. PAR shall have delivered the documents and other items described in Section 3 hereof.

         7.5 NO LITIGATION. There shall not be any pending or, to the knowledge of PAR, threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of any party herein.

         7.6 DUE DILIGENCE. Prior to Closing, WWWX shall have the right to conduct a due diligence investigation, audit and financial review of the ATM Center Business and all of the Purchased Assets and liabilities in order that WWWX, in its sole discretion, may confine its understanding and valuation of the Business and the Purchased Assets and verifying, among other things, no undisclosed liabilities or potential liabilities of PAR. Such due diligence shall include, without limitation, all operational, legal, contractual, litigation, employment, purchasing, marketing, accounting, financial, tax and other aspects of the Business. If such investigation is not satisfactory to WWWX, for any reason, WWWX may terminate this Agreement and shall have no further obligation hereunder. WWWX'S conduct of its due diligence shall not in any way relieve PAR of its obligations and liabilities contained in this Agreement including without limitation, the accuracy of the representations and warranties of PAR set forth in this Agreement.

         SECTION 8. CONDITIONS PRECEDENT TO PAR'S OBLIGATIONS

         All obligations of PAR under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by PAR.

         8.1 REPRESENTATIONS AND WARRANTIES. WWWX's representations and warranties contained in this Agreement shall be true at and as of the time of Closing.

         8.2 PERFORMANCE OF AGREEMENTS. WWWX shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 CLOSING DELIVERIES. WWWX shall have delivered the WWWX Stock to PAR in exchange for the Purchased Assets.

         8.4 NO LITIGATION. There shall not be any pending or threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of any party herein.

         SECTION 9. FEES AND EXPENSES

         9.1 REPRESENTATION AND INDEMNITY WITH RESPECT TO BROKERS. Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker or other person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the parties hereto shall indemnify and hold the other blameless against any claim, loss, liability or expense which may be asserted against such other party as a result of such first mentioned party's dealings, arrangements or agreements with any such broker or person.

         9.2 EXPENSES OF THE TRANSACTION. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

         9.3 SALES TRANSFER AND DOCUMENTARY STAMPS. WWWX shall be responsible for payment of all sales, transfer and documentary taxes or stamps, if any, due as a result of the transfer of the Purchased Assets hereunder.

         SECTION 10. INDEMNIFICATION

         10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by any party in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing.

         10.2 INDEMNIFICATION BY PAR. PAR shall defend, indemnify and hold WWWX harmless from and against (a) my and all liabilities and obligations of, or claims against, PAR arising or accruing prior to the Closing and (b) all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys' fees whether or not reduced to judgment, order or award, caused by or arising out of (i) the breach of any covenant or agreement of PAR in this Agreement or in any certificate delivered by it or them pursuant hereto, or (ii) the failure of any representations or warranties made by PAR in this Agreement or in any certificate delivered by it or them pursuant hereto to have been true and correct when made and on and as of the Closing Date.

         10.3 INDEMNIFICATION BY WWWX. WWWX shall defend, indemnify and hold PAR harmless from and against all actual or potential claim, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys' fees whether or not reduced to judgment, order or award, caused by or arising out of
(a) the breach of any covenant or agreement of WWWX in this Agreement or in any certificate delivered by it pursuant hereto, or (b) the failure of any representations or warranties made by WWWX in this Agreement or in any certificate delivered by its pursuant hereto to have been true and correct when made and on and as of the Closing Date.

         10.4 NOTICE OF INDEMNIFICATION. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person or entity in respect of which payment may be sought by one party hereto from another party under the provisions of this Section 10, the party seeking indemnification (the "INDEMNITEE") shall promptly cause written notice assertion of the of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "INDEMNITOR"); provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided in this Section shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall have been prejudiced by such failure. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state in reasonable detail the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

         10.5 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall be entitled to assume the defense thereof, at the Indemnitor's sole expense. If the Indemnitor assumes the defense of any legal proceeding, it will not settle the legal proceeding without the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed). The Indemnitee shall cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any legal proceeding and my appeal arising therefrom (including the filing in the Indemnitee's name of appropriate cross claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of such legal proceeding controlled by the Indemnitor and any appeal arising therefrom. If after receipt of a written notice pursuant to Section 10.4 hereof, the Indemnitor does not undertake to defend any such legal proceeding, the Indemnitee may, but shall have no obligation to, contest or defend against any legal proceeding and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee (including, without limitation, the settlement thereof without the consent of the Indemnitor). If there are one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, to assume the defense of the legal proceeding; provided, however, that in any event the Indemnitee may not settle such legal proceeding without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. As used herein, a "legal proceeding" includes any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

         10.6 PAYMENT OF INDEMNIFICATION AMOUNTS. Amounts payable by the Indernnitor to the Indimnitee in respect of any claims hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

         10.7 RIGHT OF WWWX SUCCESSORS TO ENFORCE. PAR agrees that the provisions of this Section 10 shall inure to the benefit of, and may be enforced by, my successor to the interests of WWWX (by assignment, merger, operation of law or otherwise, and regardless of whether such successor acquires such interests directly from WWWX), holding all or any part of the Purchased Assets ("WWWX SUCCESSOR"), to the same extent as if the representations, warranties, covenants and agreements of PAR contained in this Agreement had been made directly to such WWWX Successor. PAR further agree that they shall execute and deliver to my WWWX Successor such further agreements, instruments or other documents as may be reasonably required to affirm the obligations of PAR and the rights of such WWWX Successor hereunder.

         SECTION 11. POST-CLOSING MATTERS; NON-COMPETITION AGREEMENT

         11.1 FURTHER ASSURANCES: At the request of WWWX or any WWWX Successor from time to time, PAR shall without further cost to WWWX or such WWWX Successor, at any time and from time to time, promptly do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, to WWWX or such WWWX Successor, as the case may be, all such further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and all do or muse to be done all acts or things as often as may be proper or necessary or advisable for better assuring, conveying, transferring and assigning the Purchased Assets (including, without limitation, the technology), and effectively to carry out the intent hereof, and to vest in WWWX or, as applicable, any WWWX Successor, the entire fight, title and interest in and to all of the Purchased Assets. Without limiting the generality of the foregoing, PAR agrees to furnish to WWWX or my WWWX Successor, all data, formulae, models, programs, software, notes, documents and all other information regarding the ATM Center Business in their possession, necessary or useful for WWWX or such WWWX Successor to develop the ATM Center Business, to utilize the Technology and to enable its attorneys to evaluate and properly protect the Technology.

         11.2 RESPONSIBILITY FOR LITIGATION. PAR shall be responsible for all present or future litigation and claims for injury and related expenses arising out of the conduct of the Business up to the time of Closing, including without limitation, any litigation disclosed on Schedule 4.5 hereto.

         11.3 TRADE SECRETS/NON-COMPETITION AGREEMENT.

                  (a) PAR shall not at any time after the Closing use for its or their own benefit, or divulge to any other person, firm or corporation, my confidential information or trade Secrets relating in any way to the Business, and at the Closing, PAR shall deliver to WWWX all lists of customers, books, records, trade secrets, intellectual property and all other property constituting confidential information belonging to PAR and related to the ATM Center Business. For the purposes hereof, the term "CONFIDENTIAL INFORMATION" means any and all information related to the ATM Center Business, customer and marketing relationships, and business and financial information of the Business.

                  (b) As a material inducement to WWWX to enter into this Agreement, in consideration of the Purchase Price paid hereunder, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, as well as in recognition of the fact that the value of the Purchased Assets would be diminished substantially if PAR was to engage in any business or activities in competition with the Business, PAR covenants and agrees that, except as required in the performance of their duties set forth in this Agreement or any other written agreement with WWWX or my WWWX Successor, each will not for a period of one (1) year after the Closing Date engage directly or indirectly, whether individually or in partnership or in conjunction with any other person, firm, association, syndicate or corporation, as principal, agent, shareholder, employee, consultant or in any other manner whatsoever, in my business activity competitive with the ATM Center Business.

                  (c) PAR agrees that any violation of any of the covenants in this Section would cause substantial and irreparable injury to WWWX or any WWWX Successor, whereupon PAR may be enjoined from my breach or threatened breach thereof in addition to, but not in limitation of any of the fights or remedies to which WWWX or any such WWWX Successor is or may be entitled to at law or in equity or under this Agreement

                  (d) PAR agrees that the limitations set forth above are reasonable in time and geographic scope, and if any provision hereof is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. In particular, PAR agrees that if any court of competent jurisdiction shall determine that the duration or geographical limit of the foregoing non-competition covenant is invalid, unreasonable or unenforceable, it is the intention of PAR and WWWX that it shall not be terminated thereby but shall be deemed to have been mended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the jurisdiction of the court making such adjudication.

         11.4 RIGHT OF WWWX SUCCESSORS TO ENFORCE. PAR agrees that the provisions of this Section I shall inure to the benefit of, and may be enforced by, any WWWX Successor, to the same extent as if the representations, warranties, covenants and agreements of PAR contained herein had been made directly to such WWWX Successor, and with the further understanding and agreement that the term "Business" as used herein shall include the Business as conducted by any Such WWWX Successor. PAR further agrees that they shall execute and deliver to any WWWX Successor such further agreements, instruments or other documents as may be reasonably required to affirm the obligations of PAR and the tights of such WWWX Successor hereunder.

         SECTION 12. MISCELLANEOUS

         12.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts. The parties hereto agree that jurisdiction shall be proper in the courts of the Commonwealth of Massachusetts and consent to jurisdiction and venue therein.

         12.2 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written approval of the other party. Notwithstanding the foregoing, WWWX may, without the consent of PAR, assign its rights under Sections 10 and 11 hereof to any WWWX Successor as provided therein, it being the intent of the parties that my such WWWX Successor shall be a third party beneficiary of such rights. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of, WWWX PAR, and their respective heirs, personal representatives, successors and assigns.

         12.3 HEADINGS FOR REFERENCE ONLY. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

         12.4 NOTICES. All notices and other communications under this Agreement shall be in and shall be deemed given when delivered by confirmed fax, personally, or by recognized overnight courier, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

          If to WWWX:    World Wide Web NetworX Corporation
                         3000 Atrium Way, Suite 202
                         Mt. Laurel, NJ 09054
                         Attention Robert D. Kohn
                         Fax no: (609) 273-6913

          If to PAR:     Positive Asset Remaketing, Inc.
                         Post Office Box 415
                         Sharon, MA 02067
                         Attention: Benjamin R. Kafka
                         Fax no. (508) 660-7755

         12.5 ENTIRE AGREEMENT AND AMENDMENT. This document and the Exhibits and Schedules hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, understandings, representations and warranties between the parties and may not be amended except by written instrument executed by the parties hereto.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



ATTEST:                           WORLD WIDE WEB NETWORX CORPORATION



By:                               By:
   -----------------------------      -------------------------------
     Title:                            Title:



ATTEST:                           POSITIVE ASSET REMARKETING, INC.



By:                               By:
   -----------------------------      -------------------------------
     Title:                            Title:

LIST OF EXHIBITS AND SCHEDULES




EXHIBIT A      ATM Center Business Documents

SCHEDULE 1     Intangible Assets